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                            SPECIAL POWER OF ATTORNEY

I, Darrel D. Brandt, of 8603 W. 1st , Cedar Falls, Iowa, hereby appoint Mark B. Thomas, President and CEO of Ballistic Recovery Systems, Inc., 300 Airport Road, South St. Paul, Minnesota, as my attorney in fact to act in my capacity to do any and all of the following:

         To sign Securities and Exchange Commission forms including Form 3's, Form 4's, Form 5's, Form 13's, Form 10KSB's and Form 14A's as may be required from time to time.

The rights, powers, and authority of my attorney in fact to exercise any and all of the rights and powers herein granted shall commence and be in full force and effect on November 20, 2000, and shall remain in full force and effect until December 31, 2005, or unless specifically extended or rescinded earlier by either party.

Dated: November 20, 2000

By: /S/ DARREL D. BRANDT
    ----------------------
Darrel D. Brandt

NOTARIZATION:

I have witnessed the above signature before me on this 20th day of November, 2000. The person who signed above is either personally know to me or provided adequate proof of identification.


STATE OF MINNESOTA, COUNTY OF WASHINGTON

NOTARY EXPIRATION DATE JANUARY 31, 2005
NOTARY SIGNATURE /S/ BARBARA VIK
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(NOTARY SEAL)